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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF ARTISAN ENTERTAINMENT INC.

Artisan Home Entertainment Inc.
Artisan Music Inc.
Artisan Pictures Inc.
  Vestron Inc.
  Artisan Releasing Inc.
  Artisan Properties Inc.
Heatwave Productions Inc.
  Aficionado Productions Inc.
  Be Mine Productions Inc.
  Beach Dance Productions Inc.
  Cacophony Productions Inc.
  Detention Productions Inc.
  Meltdown Productions Inc.
  Milk Mission Productions Inc.
  Sweet Time Productions Inc.
  Wish Again Productions Inc.
  Blairco Inc.
  Class Act Productions Inc.
Silent Development Inc.